Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

GLOBAL SUNRISE, INC.

January 16th, 2007

A telephone meeting of the Board of Directors of Global Sunrise Inc. (the “Corporation”), was held on January 16th at 9:00 AM Eastern Standard Time.

Directors participating in the meeting were:

Brant E. Hodyno and Peter Hodyno

The Board unanimously resolved the following:

RESOLVED: that having received consent of over 65% of the issued and outstanding shares of the corporation, the Board take all necessary steps to change the name of the corporation to Zulu Energy Corp.

Resolution carried.

There being no further business, the meeting was adjourned.

/s/ Peter Hodyno

Brant E. Hodyno

Peter Hodyno, Secretary

Brant E. Hodyno, President and Chairman of the                              Board